SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 28, 2002


                            EMERGISOFT HOLDING, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

           33-30743                                       84-1121360
    ----------------------                        ----------------------------
   (Commission File Number)                    (IRS Employer Identification No.)

                                  2225 Avenue J
                             Arlington, Texas 76006
                  -----------------------------------------------------
               (Address of principal executive offices) (Zip code)

      (Registrant's telephone number, including area code): (817) 633-6665

                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events

     On March 28, 2002, Berlwood Five, Ltd., a current shareholder of Emergisoft Holding, Inc., committed to provide financing to Emergisoft of up to $2,500,000 in exchange for the issuance of shares of Emergisoft common stock. Emergisoft may draw on such financing commitment in whole or in part, from time to time and at any time prior to the June 30, 2003, by giving Berlwood five (5) days advance written notice. Upon receipt of a draw request from Emergisoft, Berlwood will fund the request in exchange for an issuance of Emergisoft common stock at a price per share of $.533332.

     In consideration for the financing commitment by Berlwood and Berlwood's further agreement to participate on a one third equal basis in a future third party financing currently in the planning phase, on April 1, 2002, Emergisoft issued 1,000,000 shares of common stock to Berlwood for $100,000.

     On March 31, 2002, Emergisoft decreased the number of common stock shares it is authorized to issue from 750,000,000 to 37,500,000. Correspondingly, Emergisoft effectuated a 20-for-1 reverse stock split of its outstanding shares of common stock. The total current number of Emergisoft's issued and outstanding shares of common stock, following the reverse split and the Berlwood issuance referred to above is 10,954,853.

     Emergisoft's trading symbol on the OTC Bulletin Board changed from ESHI to ESHG as a result of a 20-for-1 reverse stock split.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 5, 2002              EMERGISOFT HOLDING, INC.
                                  (Registrant)



                                  By:  /s/ Dan Witte
                                  -------------------------------------
                                  Dan Witte, Chairman of the Board, Chief
                                  Executive Officer and President





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                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

99.1                       Press Release dated March 13, 2002.

99.2                       Press Release dated April 1, 2002.



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